CONSENT OF INDEPENDENT ACCOUNTANTS


Board of Directors
Charter National Life Insurance Company:


We consent to the inclusion of the following in Post-Effective Amendment No. 19 to the Registration Statement of the Charter National Variable Annuity Account on Form N-4 (File No. 811-5279 and Registration No. 33-22925):

     o Our report dated February 17, 1999, on our audits of the financial statements of the Charter National Variable Annuity Account as of December 31, 1998 and for each of the two years in the period ended December 31, 1998.

     o Our report dated February 17, 1999, on our audits of the consolidated financial statements of Charter National Life Insurance Company and Subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998.

     o    The reference to our firm under the caption "Independent Accountants."



PricewaterhouseCoopers LLP

April 23, 1999